Exhibit 10.1

AMENDMENT NO. ONE TO LOAN AND SECURITY AGREEMENT

THIS AMENDMENT NO. ONE TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is made as of this 19th day of June, 2013, by and among KALOBIOS PHARMACEUTICALS, INC., a Delaware corporation (“Borrower”), and MIDCAP FINANCIAL SBIC, LP, a Delaware limited partnership (as Agent for Lenders, “Agent”, and individually, as a Lender), and the other financial institutions or other entities from time to time parties to the Loan Agreement referenced below, each as a Lender.

RECITALS

A. Pursuant to that certain Loan and Security Agreement dated as of September 5, 2012 by and among Borrower, Agent and Lenders (as amended hereby and as it may be further amended, modified and restated from time to time, the “Loan Agreement”), Agent and Lenders agreed to make available to Borrower a secured term loan in the original principal amount of $15,000,000 (as amended, modified, supplemented, extended and restated from time to time, the “Term Loan”). Capitalized terms used but not otherwise defined in this Amendment shall have the meanings set forth in the Loan Agreement.

B. Borrower has requested that Agent and the Lenders amend certain provisions of the Loan Agreement, and Agent and Lenders have agreed to do so, in accordance with the terms and subject to the conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, the terms and conditions set forth in this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Agent, Lenders and Borrower hereby agree as follows:

1. Recitals. This Amendment shall constitute a Loan Document and the Recitals set forth above shall be construed as part of this Amendment as if set forth fully in the body of this Agreement.

2. Amendment to Loan Agreement.

(a) Section 2.2(a) – Availability. Section 2.2(a) of the Loan Agreement is hereby amended and restated in its entirety as follows:

(a) Availability. Subject to the terms and conditions of this Agreement, during the Draw Period, the Lenders agree, severally and not jointly, to make one or more term loans to Borrower in an aggregate amount up to Fifteen Million Dollars ($15,000,000) according to each Lender’s Term Loan Commitment as set forth on Schedule 1 hereto (such term loans are hereinafter referred to singly as a “Term Loan”, and collectively as the “Term Loans”). After repayment, no Term Loan may be re-borrowed. The Term Loans shall be available in three (3) tranches. The first tranche (“Tranche One”) shall be in an amount not less than Five Million Dollars ($5,000,000), but not to exceed Ten

Million Dollars ($10,000,000), and shall be advanced on the Closing Date. The second tranche (“Tranche Two”) shall be in an amount equal to Ten Million Dollars ($10,000,000) less the amount advanced under Tranche One, and shall be available to be advanced in a single advance during the Draw Period. The Third Tranche (“Tranche Three”) shall be in amount equal to Five Million Dollars ($5,000,000) and shall be available in a single advance during the Draw Period. Notwithstanding anything set forth herein to the contrary, it is understood and agreed that Borrower is required to draw not less than Fifteen Million Dollars ($15,000,000) on or prior to the Draw Period Termination Date. Subject to the terms and conditions set forth in Section 12.1, Borrower may not assign its right to request the Term Loans.

(b) Section 2.2(b) – Interest Payments and Repayment. Section 2.2(b) of the Loan Agreement is hereby amended and restated in its entirety as follows:

(b) Interest Payments and Repayment. Commencing on the first (1st) Payment Date following the Funding Date of Tranche One, of Tranche Two and Tranche Three, respectively, and continuing on the Payment Date of each successive month thereafter through and including the Maturity Date, Borrower shall make monthly payments of interest to Agent, for payment to each Lender in accordance with its respective Pro Rata Share, in arrears, and calculated as set forth in Section 2.3. Commencing on the Amortization Date, and continuing on the Payment Date of each successive month thereafter through and including the Maturity Date, Borrower shall make consecutive monthly payments of principal to Agent, for payment to each Lender in accordance with its respective Pro Rata Share, as calculated by Agent based upon: (i) the amount of such Lender’s Term Loans and (ii) a straight-line amortization schedule for each Credit Extension (other than under Tranche Three) beginning on the Amortization Date and ending on the Maturity Date. Notwithstanding the preceding sentence, the payments of principal for Tranche Three shall commence on the Tranche Three Amortization Date and shall be calculated based on a straight-line amortization schedule beginning on the Tranche Three Amortization Date and ending on the Maturity Date. All unpaid principal and accrued interest with respect to the Term Loans is due and payable in full on the Maturity Date. The Term Loans may be prepaid only in accordance with Sections 2.2(c) and 2.2(d).

(c) Section 14—Definitions.

(i) The definitions of “Draw Period Termination Date” and “Warrants” in Section 14 of the Loan Agreement are hereby amended and restated in their entirety as follows:

“Draw Period Termination Date” means May 30, 2014.

“Warrants” means those certain Warrants to Purchase Stock now or hereafter executed by Borrower in favor of each Lender or such Lender’s Affiliates.

(ii) The following term and definition are hereby added in alphabetical order to Section 14 of the Loan Agreement as follows:

“Tranche Three Amortization Date” means that date which is the later of (i) first Payment Date following the Funding Date of Tranche Three or (ii) the Amortization Date.

(d) Exhibit E-1 – Warrants. Exhibit E-1 attached hereto is hereby added to the Loan Agreement as Exhibit E-1 thereto.

3. Confirmation of Representations and Warranties; Reaffirmation of Security Interest. Borrower hereby (a) confirms that all of the representations and warranties set forth in the Loan Agreement are true and correct with respect to Borrower as of the date hereof, and (b) covenants to perform its respective obligations under the Loan Agreement. Borrower confirms and agrees that all security interests and Liens granted to Agent continue in full force and effect, and all Collateral remains free and clear of any Liens, other than those granted to Agent and Permitted Liens. Nothing herein is intended to impair or limit the validity, priority or extent of Agent’s security interests in and Liens on the Collateral.

4. Enforceability. This Amendment constitutes the legal, valid and binding obligation of Borrower, and is enforceable against Borrower in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws relating to the enforcement of creditors’ rights generally and by general equitable principles.

5. Costs and Fees. Borrower shall be responsible for the payment of all reasonable costs and fees of Agent’s counsel incurred in connection with the preparation of this Amendment and any related documents. If Agent or any Lender uses in-house counsel for any of these purposes, Borrower further agrees that the Obligations include reasonable charges for such work commensurate with the fees that would otherwise be charged by outside legal counsel selected by Agent or such Lender for the work performed. Borrower hereby authorizes Agent to deduct all of such fees set forth in this Section 5 from the proceeds of one or more Term Loans made under the Loan Agreement.

6. Conditions to Effectiveness. This Amendment shall become effective as of the date on which each of the following conditions has been satisfied (the “Effective Date”):

(a) Borrower shall have delivered to Agent this Amendment, duly executed by an authorized officer of Borrower;

(b) Borrower has duly authorized and issued to Lenders warrants, the form of which is attached hereto as Exhibit E-1 (collectively, the “2013 Warrants”), evidencing Lenders’ (or their respective affiliates or designees) right to acquire their respective Pro Rata Share of the class of stock of Borrower, on the terms and conditions set forth in the 2013 Warrants, as necessary to comply with the requirements of the Loan Documents.

(c) all representations and warranties of Borrower contained herein shall be true and correct in all material respects as of the Effective Date (and such parties’ delivery of their respective signatures hereto shall be deemed to be its certification thereof);

(d) the secretary of Borrower shall have delivered to Agent a duly executed secretary’s and incumbency certificate identifying the current officers of Borrower who are duly authorized by Borrower’s board of directors to execute and deliver this Amendment and any related documents, together with resolutions of the governing board or body of Borrower authorizing the transactions contemplated by this Amendment and the issuance of the Warrant; and

(e) Agent shall have received from Borrower of all of the fees owing pursuant to this Amendment and Agent’s reasonable out-of-pocket legal fees and expenses.

7. No Waiver or Novation. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided in this Amendment, operate as a waiver of any right, power or remedy of Agent, nor constitute a waiver of any provision of the Loan Agreement, the Loan Documents or any other documents, instruments and agreements executed or delivered in connection with any of the foregoing. Nothing herein is intended or shall be construed as a waiver of any existing Defaults or Events of Default under the Loan Agreement or other Loan Documents or any of Agent’s rights and remedies in respect of such Defaults or Events of Default. This Amendment (together with any other document executed in connection herewith) is not intended to be, nor shall it be construed as, a novation of the Loan Agreement.

8. Affirmation. Except as specifically amended pursuant to the terms hereof, the Loan Agreement and all other Loan Documents (and all covenants, terms, conditions and agreements therein) shall remain in full force and effect, and are hereby ratified and confirmed in all respects by Borrower. Borrower covenants and agrees to comply with all of the terms, covenants and conditions of the Loan Agreement (as amended hereby) and the Loan Documents, notwithstanding any prior course of conduct, waivers, releases or other actions or inactions on Agent’s or any Lender’s part which might otherwise constitute or be construed as a waiver of or amendment to such terms, covenants and conditions.

9. Confidentiality. Borrower will not disclose the contents of this Amendment, the Loan Agreement or any of the other Loan Documents to any third party (including, without limitation, any financial institution or intermediary) without Agent’s prior written consent, other than to Borrower’s officers and advisors on a need-to-know basis. Borrower agrees to inform all such persons who receive information concerning this Amendment, the Loan Agreement and the other Loan Documents that such information is confidential and may not be disclosed to any other Person.

10. Miscellaneous.

(a) Reference to the Effect on the Loan Agreement. Upon the effectiveness of this Amendment, each reference in the Loan Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of similar import shall mean and be a reference to the Loan Agreement, as amended by this Amendment. Except as specifically amended above, the Loan Agreement, and all other Loan Documents (and all covenants, terms, conditions and agreements therein), shall remain in full force and effect, and are hereby ratified and confirmed in all respects by Borrower.

(b) Incorporation of Loan Agreement Provisions. The provisions contained in Section 12.2 (Indemnification), Section 11 (Choice of Law, Venue and Jury Trial Waiver) and Section 12.9 (Waiver of Jury Trial) of the Loan Agreement are incorporated herein by reference to the same extent as if reproduced herein in their entirety.

(c) Headings. Section headings in this Amendment are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

(d) Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Signatures by facsimile or by electronic mail delivery of an electronic version (e.g., .pdf or .tif file) of an executed signature page shall be treated as delivery of an original and shall bind the parties hereto. This Amendment constitutes the entire agreement and understanding among the parties hereto and supersede any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

[SIGNATURES APPEAR ON FOLLOWING PAGES]

IN WITNESS WHEREOF, intending to be legally bound, and intending that this document constitute an agreement executed under seal, the undersigned have executed this Amendment under seal as of the day and year first hereinabove set forth.

BORROWER:	KALOBIOS PHARMACEUTICALS, INC.

		By:	/s/ David Pritchard
Name: David Pritchard
Title: CEO

AGENT:

MIDCAP FINANCIAL SBIC, LP,
as Agent for Lenders

	By:	Midcap Financial SBIC GP, LLC

		By:	/s/ Luis Viera
Name: Luis Viera
Title: Managing Director

LENDERS:

MIDCAP FINANCIAL SBIC, LP

	By:	Midcap Financial SBIC GP, LLC

		By:	/s/ Luis Viera
Name: Luis Viera
Title: Managing Director

[Signature Page to Amendment No. 1 to Loan and Security Agreement]